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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of COMFORCE Corporation on Form S-3 (File no. ) of our report dated February 23, 1998, on our audits of the consolidated financial statements and financial statement schedules of COMFORCE Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                           PRICEWATERHOUSECOOPERS, LLP




New York, New York
August 14, 1998